		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended November 30, 2010

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$228,964	$228,964
Unrealized Gain (Loss) on Market Value of Futures	(571,782)	(571,782)
Interest Income	3,547	3,547
ETF Transaction Fees	4,000	4,000
Total Income (Loss)	$(335,271)	$(335,271)

Expenses
Investment Advisory Fee	$45,560	$45,560
Brokerage Commissions	8,677	8,677
Other Expenses	18,651	18,651
Total Expenses	72,888	72,888
Expense Waiver	(11,457)	(11,457)
Net Expenses	$61,431	$61,431
Net Gain (Loss)	$(396,702)	$(396,702)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$40,315,974	$40,315,974
Additions	29,718,091	29,718,091
Net Gain (Loss)	(396,702)	(396,702)

Net Asset Value End of Period	$69,637,363	$69,637,363
Net Asset Value Per Unit	$58.03

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 11/1/10	700,020	700,020
Additions	500,000	500,000
Units Outstanding End of Period 11/30/10	1,200,020	1,200,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502